Exhibit 99.1

Motorola Solutions Reports First-Quarter 2017 Financial Results

Company completes Interexport acquisition, raises full year EPS outlook

HIGHLIGHTS

•	Sales of $1.3 billion, up 7 percent from a year ago

•	Americas growth of 3 percent on strength in Services

•	Backlog growth of $129 million from a year ago

•	Generated $142 million of operating cash flow, up $129 million

•	GAAP earnings per share (EPS) of $0.45

•	Non-GAAP EPS[1] of $0.71, up 37 percent

CHICAGO – May 4, 2017 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the first quarter of 2017. Click here for a printable news release and financial tables.

SUPPORTING QUOTE

“Q1 was a strong quarter and an excellent start to the year,” said Greg Brown, chairman and CEO of Motorola Solutions. “I’m very pleased with our momentum going forward.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q1 2017	Q1 2016	% Change
Sales	$1,281	$1,193	7%
GAAP
Operating Earnings	$176	$100	76%
% of Sales	13.7%	8.4%
EPS	$0.45	$0.10	350%
Non-GAAP
Operating Earnings	$224	$166	35%
% of Sales	17.5%	13.9%
EPS	$0.71	$0.52	37%
Product Segment
Sales	$703	$702	—%
GAAP Operating Earnings	$89	$51	75%
% of Sales	12.7%	7.3%
Non-GAAP Operating Earnings	$101	$84	20%
% of Sales	14.4%	12.0%
Services Segment
Sales	$578	$491	18%
GAAP Operating Earnings	$87	$49	78%
% of Sales	15.1%	10.0%
Non-GAAP Operating Earnings	$123	$82	50%
% of Sales	21.3%	16.7%

*	Non-GAAP financial information excludes the after-tax impact of approximately $0.26 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

•	Revenue – Sales increased 7 percent in total, and 3 percent excluding Airwave. The increase reflects growth in EMEA and the Americas. Product segment sales were up $1 million. The Services segment grew 18 percent, including $58 million of incremental Airwave revenue. Excluding Airwave, Services grew 7 percent.

•	Operating margin – GAAP operating margin was 13.7 percent of sales, compared with 8.4 percent in the year-ago quarter. The improvement reflects higher sales and gross margin. Non-GAAP operating margin was 17.5 percent of sales, compared with 13.9 percent in the year-ago quarter, driven by higher sales and gross margin as well as lower operating expenses.

•	Cash flow – The company generated $142 million in operating cash, an increase of $129 million from the year-ago quarter on higher revenue and earnings. Q1 also included a $52 million legal settlement. Free cash flow[2] was up $112 million to $74 million, driven by higher revenue and earnings.

•	Capital Allocation – The company ended the quarter with cash and cash equivalents of $829 million and a net debt position of approximately $3.6 billion[3]. The company repurchased approximately $178 million of its common stock, paid approximately $77 million in cash dividends, and invested $55 million in acquisitions.

•	Backlog – The company ended the quarter with $8.5 billion of backlog, up $129 million from the year-ago quarter. Products backlog is up $285 million, while Services backlog is down $156 million, driven by a reduction of approximately $650 million in Airwave backlog over the prior 12 months.

KEY HIGHLIGHTS

Strategic wins

•	$80 million to upgrade and manage a nationwide TETRA network in Europe

•	$38 million for Managed Services with Victoria Police in Australia

•	$34 million P25 network with multi-year services in California

•	$10 million P25 system with Central Louisiana Electric Company (CLECO)

•	Double-digit growth for Command Center software driven by Spillman, Emergency CallWorks, and PremierOne solutions

Innovation and investments in growth

•	Announced planned acquisition of Kodiak Networks, a leading provider of broadband push-to-talk for commercial customers, which adds a carrier-integrated, cellular push-to-talk solution for mobile operators around the world

•	Acquired Interexport, a provider of managed services for communications systems to public safety and commercial customers in Chile

•	Announced new head of software, Andrew Sinclair, to lead a new integrated Software Enterprise team focused on the development, sales and delivery of software

•	Launched WAVE OnCloud, which provides instant communications between various devices and networks with a new subscription-based Software-as-a-Service (SaaS) model that reduces adoption barriers

BUSINESS OUTLOOK

•	Second-quarter 2017 – Motorola Solutions expects revenue growth of 2 to 3 percent compared with the second quarter of 2016. The company expects non-GAAP earnings in the range of $0.98 to $1.03 per share.

•	Full-year 2017 – The company now expects revenue growth of approximately 2 percent versus the prior outlook of 1 to 2 percent, and raises non-GAAP earnings per share to $5.08 to $5.23 versus the prior outlook of $5.05 to $5.20.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Thursday, May 4. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)

A comparison of results from operations is as follows:

	Q1 2017	Q1 2016
Net sales	$1,281	$1,193

Gross margin	570	502
Operating earnings	176	100
Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings, net of tax	77	17
Net earnings	77	17
Diluted EPS	$0.45	$0.10
Weighted average diluted common shares outstanding	169.9	177.0

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE

The table below includes highlighted items, share-based compensation expense and intangible amortization for the first quarter of 2017.

(per diluted common share)	Q1 2017
GAAP Earnings	$0.45

Highlighted Items:
Share-based compensation expense	0.06
Reorganization of business charges	0.09
Intangibles amortization expense	0.16
Gain on legal settlement	(0.15)
Building impairment	0.05
Non-US pension settlement loss	0.05
Sale of investments	(0.01)
Acquisition-related transaction fees	0.01

Total Highlighted Items	$0.26

Non-GAAP Diluted EPS	$0.71

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, non-cash pension adjustments, significant litigation and other contingencies, significant gains and losses on investments, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance. For the purposes of management’s internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance. Specifically in regards to its restructuring plans, the company has incurred significant restructuring charges as it reduced operating expenses in the past four years.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Constant Currency: The company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The company calculates constant currency percentages by converting its current period local currency results using prior-period exchange rates, and then comparing these adjusted values to prior period reported results.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This news release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the second quarter and full year of 2017 and the enhancement of the company’s offerings through acquisitions. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 21 in Item 1A of Motorola Solutions 2016 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company’s products; (4) the company’s ability to refresh existing and introduce new products and technologies in a timely manner; (5) negative impact on the company’s business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (6) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (7) the outcome of ongoing and future tax matters; (8) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (9) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including the acquisition of Airwave; (11) risks related to the company’s manufacturing and business operations in foreign countries; (12) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company’s use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; (22) the impact of the sale of the company’s legacy information systems, including components of the enterprise resource planning (ERP) system and the implementation of a new ERP system; and (23) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

DEFINITIONS

1 Q1 Non-GAAP financial information excludes the after-tax impact of approximately $0.26 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included in this news release.

2 Free cash flow represents operating cash flow less capital expenditures

3 Net debt represents cash and cash equivalents less long-term debt, including current portion

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACT

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2017 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	April 1, 2017	April 2, 2016
Net sales from products	$703	$702
Net sales from services	578	491

Net sales	1,281	1,193
Costs of products sales	347	366
Costs of services sales	364	325

Costs of sales	711	691

Gross margin	570	502

Selling, general and administrative expenses	232	234
Research and development expenditures	135	135
Other charges	(9)	20
Intangibles amortization	36	13

Operating earnings	176	100

Other income (expense):
Interest expense, net	(51)	(49)
Gains (losses) on sales of investments and businesses, net	3	(21)
Other	(8)	(8)

Total other expense	(56)	(78)

Net earnings before income taxes	120	22
Income tax expense	42	5

Net earnings	78	17
Less: Earnings attributable to noncontrolling interests	1	—

Net earnings attributable to Motorola Solutions, Inc.	$77	$17

Earnings per common share:
Basic	$0.47	$0.10
Diluted	$0.45	$0.10

Weighted average common shares outstanding:
Basic	164.2	174.5
Diluted	169.9	177.0

	Percentage of Net Sales*
Net sales from products	54.9%	58.8%
Net sales from services	45.1%	41.2%

Net sales	100.0%	100.0%
Costs of products sales	49.4%	52.1%
Costs of services sales	63.0%	66.2%

Costs of sales	55.5%	57.9%

Gross margin	44.5%	42.1%

Selling, general and administrative expenses	18.1%	19.6%
Research and development expenditures	10.5%	11.3%
Other charges	(0.7)%	1.7%
Intangibles amortization	2.8%	1.1%

Operating earnings	13.7%	8.4%

Other income (expense):
Interest expense, net	(4.0)%	(4.1)%
Gains (losses) on sales of investments and businesses, net	0.2%	(1.8)%
Other	(0.6)%	(0.7)%

Total other expense	(4.4)%	(6.5)%

Net earnings before income taxes	9.4%	1.8%
Income tax expense	3.3%	0.4%

Net earnings	6.1%	1.4%

Less: Earnings attributable to noncontrolling interests	0.1%	—%
Net earnings attributable to Motorola Solutions, Inc.	6.0%	1.4%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	April 1, 2017	December 31, 2016
Assets
Cash and cash equivalents	$766	$967
Restricted cash	63	63

Total cash and cash equivalents	829	1,030

Accounts receivable, net	1,070	1,410
Inventories, net	345	273
Other current assets	829	755

Total current assets	3,073	3,468

Property, plant and equipment, net	820	789
Investments	237	238
Deferred income taxes	2,198	2,219
Goodwill	737	728
Intangible Assets	878	821
Other assets	197	200

Total assets	$8,140	$8,463

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$44	$4
Accounts payable	433	553
Accrued liabilities	1,908	2,111

Total current liabilities	2,385	2,668

Long-term debt	4,414	4,392
Other liabilities	2,378	2,355
Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(1,050)	(964)
Noncontrolling interests	13	12

Total liabilities and stockholders’ equity	$8,140	$8,463

Financial Ratios:
Net cash (debt)*	$(3,629)	$(3,366)

*Net cash (debt) = Total cash – Current portion of long-term debt – Long-term debt

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	April 1, 2017	April 2, 2016
Operating
Net earnings attributable to Motorola Solutions, Inc.	$77	$17
Earnings attributable to noncontrolling interests	1	—

Net earnings	78	17
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	80	62
Non-cash other charges	15	11
Non-U.S. pension settlement loss	9	—
Share-based compensation expense	17	17
Losses (gains) on sales of investments and businesses, net	(3)	21
Deferred income taxes	23	35
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	368	277
Inventories	(69)	(4)
Other current assets	(59)	(43)
Accounts payable and accrued liabilities	(307)	(363)
Other assets and liabilities	(10)	(17)

Net cash provided by operating activities	142	13

Investing
Acquisitions and investments, net	(106)	(1,053)
Proceeds from sales of investments and businesses, net	53	481
Capital expenditures	(68)	(51)

Net cash used for investing activities	(121)	(623)

Financing
Repayment of debt	(1)	(1)
Net proceeds from issuance of debt	—	673
Issuance of common stock	22	40
Purchase of common stock	(178)	(64)
Payment of dividends	(77)	(71)

Net cash provided by (used for) financing activities	(234)	577

Effect of exchange rate changes on cash and cash equivalents	12	(7)

Net decrease in cash and cash equivalents	(201)	(40)
Cash and cash equivalents, beginning of period	1,030	1,980

Cash and cash equivalents, end of period	$829	$1,940

Financial Ratios:
Free cash flow*	$74	$(38)

*Free cash flow = Net cash provided by operating activities—Capital Expenditures

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales

	Three Months Ended
	April 1, 2017	April 2, 2016	% Change
Products	$703	$702	—%
Services	578	491	18%

Total Motorola Solutions	$1,281	$1,193	7%

Operating Earnings

	Three Months Ended
	April 1, 2017	April 2, 2016	% Change
Products	$89	$51	75%
Services	87	49	78%

Total Motorola Solutions	$176	$100	76%

Operating Earnings %

	Three Months Ended
	April 1, 2017	April 2, 2016
Products	12.7%	7.3%
Services	15.1%	10.0%
Total Motorola Solutions	13.7%	8.4%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense and Highlighted Items)

Q1 2017

Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$6	$11	$0.06
Reorganization of business charges	Cost of sales and Other charges	19	4	15	0.09
Intangibles amortization expense	Intangibles amortization	36	9	27	0.16
Gain on legal settlement	Other charges	(42)	(16)	(26)	(0.15)
Building impairment	Other charges	8	—	8	0.05
Non-US pension settlement loss	Other charges	9	—	9	0.05
Sale of investments	Sale of Investment or Business (Gain) or Loss	(3)	(1)	(2)	(0.01)
Acquisition-related transaction fees	Other charges	1	—	1	0.01

Total impact on Net earnings		$45	$2	$43	$0.26

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	April 1, 2017	April 2, 2016	% Change
Products	$703	$702	—%
Services	578	491	18%

Total Motorola Solutions	$1,281	$1,193	7%

Non-GAAP Operating Earnings

	Three Months Ended
	April 1, 2017	April 2, 2016	% Change
Products	$101	$84	20%
Services	123	82	50%

Total Motorola Solutions	$224	$166	35%

Non-GAAP Operating Earnings %

	Three Months Ended
	April 1, 2017	April 2, 2016
Products	14.4%	12.0%
Services	21.3%	16.7%
Total Motorola Solutions	17.5%	13.9%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2017

	TOTAL	Products	Services
Net sales	$1,281	$703	$578
Operating earnings (“OE”)	$176	$89	$87

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	11	6
Reorganization of business charges	19	13	6
Intangibles amortization expense	36	6	30
Acquisition-related transaction fees	1	—	1
Gain on legal settlement	(42)	(30)	(12)
Building impairment	8	6	2
Non-US pension settlement loss	9	6	3

Total above-OE non-GAAP adjustments	48	12	36

Operating earnings after non-GAAP adjustments	$224	$101	$123

Operating earnings as a percentage of net sales—GAAP	13.7%	12.7%	15.1%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	17.5%	14.4%	21.3%